EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into this 7th day of February 2003 (the "Effective Date"), by and between Pride, Inc., and Alvin Roth ("Sellers"), collectively owning Two Million Two Hundred Nineteen Thousand Four Hundred Twenty Five (2,219,425) common shares ("Shares") of stock of Commonwealth Equities, Inc., a fully reporting publicly traded company under the symbol CWEQ ("CWEQ") and Sun Vacation Properties Corporation ("Purchaser").

     WHEREAS, Purchaser desires to purchase from Sellers said Shares for Three Hundred Ten Thousand ($310,000 USD) ("Consideration"); and

     WHEREAS, Sellers hereby agrees to deliver the Shares for the Consideration (as defined below) to be paid by Purchaser, subject to the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   PURCHASE AND SALE

     On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, Purchaser hereby agrees to purchase the Shares for Three Hundred Ten Thousand Dollars ($310,000 USD).

2.   CLOSING

     A. Transactions and Document Exchange at Closing. Prior to or at the Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously:

          (1) By Purchaser. Purchaser will deliver, or cause to be delivered, to Sellers:

               (i) The Consideration, in One Hundred Seventy Five Thousand ($175,000) immediately available cash on February 11, 2003 and Twenty Five Thousand ($25,000) in immediately available funds on February 26, 2003 and a promissory note in the amount of One Hundred Ten Thousand ($110,000) due sixty days from February 7, 2003. Such note shall be payable from Commonwealth Equities, Inc., Sun Vacation Properties Corporation, and personally guaranteed by Von G. Batesole;

               (ii) Such other documents,  instruments,  and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by Sellers in furtherance of the intent of this Agreement;

          (2) By Sellers. Sellers will deliver, or cause the following to be delivered to Purchaser:

               (i) The Shares properly endorsed and stamped with the Medallion Signature Guarantee;

               (ii) Such other documents,  instruments,  and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise


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                    may be reasonably  requested by Purchaser in  furtherance of the intent of this Agreement.

     B. Post-Closing Documents. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the Consideration or the Shares, as provided for in this Agreement, or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

3.   PRIVATE OFFERING

     A. Private Offering. Purchaser and Sellers understand each that the sale and exchange of securities contemplated herein constitutes a private, arms-length transaction between a willing seller and a willing buyer without the use or reliance upon a broker, distribution or securities underwriter.

     B.   Purchase   for   Investment.   Neither   Purchaser   nor  Sellers  are
          underwriters of, or dealers in the rights and securities to be sold and exchanged hereunder.

     C. Investment Risk. Because of their financial position and other factors, the exchange contemplated by this Agreement may involve a high degree of financial risk, including the risk that one or both parties may lose its entire investment, and both parties shall execute and deliver at Closing an investment letter in substance similar to the letter attached as Exhibit "B" (the "Investment Letter").

     D. Access to Information. Purchaser and Sellers and their advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the sale and exchange contemplated herein.

4.   TERMINATION

     This Agreement may be terminated at anytime prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which, in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement, or (b) if this Agreement has not been approved and properly executed by the parties by January 31, 2003.

5.   MISCELLANEOUS

     A. Authority. The officers of Purchaser and Sellers executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

     B. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

         To Purchaser:           Sun Vacation Properties Corporation
                                 611 S. Palm Canyon #7, Suite 443
                                 Palm Springs, California 92264
                                 Residence Telephone:760-250-9741
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         To Sellers:             444 Park Forest Way
                                 Wellington, Florida 33414
                                 Residence Telephone: 561-798-4298
                                 Office Telephone: 561-307-0628


          or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.


     C. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

     D. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

     E. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

     F. Applicable Law. This Agreement has been negotiated and is being contracted for in Texas, County of Dallas, it shall be governed by the laws of the United States and Texas, notwithstanding any conflict-of-law provision to the contrary.

     G. Attorney's Fees. If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

     H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

     I. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

     J. Further Assurances. At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Shares to be transferred hereunder, or otherwise to carry out the intent and purposes of this Agreement.

     K. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred

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          herein,  at  law,  or in  equity,  and  may be  enforced  concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

     L. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     M. Facsimile. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

"PURCHASER"


Signed by: /s/ Von G. Batesole                                Date:2/7/03

Print Name:   Von G. Batesole



"Sellers"

Pride, Inc.

By: /s/ Michael Schumacher                                    Date:2/7/03
Name: Michael Schumacher
Title:President
Representing 1,999,960 Shares


Alvin Roth

/s/ Alvin Roth                                                Date:2/7/03
Representing 219,425 Shares

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                                INVESTMENT LETTER

     The Undersigned hereby represents to each other:

     1. The shares of common stock of CWEQ (the "Shares"), which are being acquired by the undersigned, are being acquired by the undersigned for its own account and for investment.

     2. The undersigned acknowledges that the shares are being issued by the Sellers in reliance on exemptions from registration, including but not limited to Section 4(2) of the United States Securities Act, of 1933, as attended (the "Securities Act") and applicable state securities laws, and the undersigned agrees not to sell, transfer or otherwise dispose of the shares except in compliance with the Securities Act, and applicable state Securities laws. The representations and warranties by the undersigned in this Investment Letter will be used and relied upon by the Sellers to deliver the Shares, and the undersigned will notify CWEQ Immediately of any material changes to the representations made herein.


     3. The undersigned acknowledges that it has been furnished with disclosure documents which it feels adequate and necessary to make an economic decision to acquire the shares, including but not limited to a copy of CWEQ's most recent Annual Report on Form 10-KSB and all reports or documents required to be filed by CWEQ under sections 13(a), 14(a), and 15(d) of the United States Securities Exchange Act of 1934 (the "Exchange Act"), and quarterly reports on form 10-QSB, Current Reports on Form 8-K, and proxy statements (collectively the "Disclosure Documents"). In addition, the undersigned has been furnished with a description of CWEQ's capital structure and any material changes in the CWEQ's financial condition that may not have been disclosed in the Disclosure Documents.

     4. The undersigned further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designed representatives of CWEQ concerning the terms and conditions pursuant to which the shares are being purchased. The undersigned has also had the opportunity to obtain any additional information which it possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information furnished by CWEQ undersigned has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the financial stability of the CWEQ.

     5. The undersigned is fully aware of the applicable limitations on its resale of any securities such as the shares, and that the shares, and any and all certificates issued in replacement thereof or in exchange therefore will bear a restrictive transfer legend in the following form:

"The obligations represented by this certificate and right to acquire shares of CWEQ's common stock contained herein, have not been registered under the Securities Act of 1933 (the `Act') and are "restricted securities" as that term is defined in Rule 144 under the Act. Neither this debt instrument nor the shares for which this obligation may be exchanged may be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the act or pursuant to an exemption from registration under the Act the availability of which is to be established to the satisfaction of CWEQ."

     6. By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and bearing the economic risks of an investment in the shares and fully understands the speculative nature of the shares and the possibility of loss of the undersigned's entire investment.

     7. The present financial condition of the undersigned is such that it is under no present or contemplated future need to dispose of any portion of the shares to satisfy an existing or contemplated undertaking, need or indebtedness.

  Very truly yours,

  By:                                        /s/ Von G. Batesole
     Print Name:                             Von G. Batesole
     Print Address:                          611 S Palm Canyon #7, Suite 443
                                             Palm Springs, California 92264

Date: February 7, 2003